Exhibit 5.1

                            MAYER BROWN & PLATT
                               1675 BROADWAY
                       NEW YORK, NEW YORK 10019-5820



                               July 27, 2001


ABN AMRO Mortgage Corporation
135 S.  LaSalle Street, Suite 925
Chicago, Illinois  60603

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

         We have acted as special counsel to ABN AMRO Mortgage Corporation (the "Company") in connection with the issuance of Mortgage Pass-Through Certificates, Series 2001-4 (the "Certificates"), evidencing undivided interests in a trust fund consisting primarily of certain mortgage loans, pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Pooling and Servicing Agreement"), among the Company as depositor, Washington Mutual Mortgage Securities Corp., as servicer (the "Servicer"), and State Street Bank and Trust Company, as trustee (the "Trustee"). The Company has filed with the Securities and Exchange Commission (the "Commission") registration statement (No. 333-85443) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement was declared effective on October 12, 1999. The Company has filed with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a supplement, dated July 26, 2001 (the "Prospectus Supplement"), to the prospectus, dated October 12, 1999 (the "Basic Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 333-85443) including exhibits thereto and any information incorporated therein by reference is hereinafter called the "Registration Statement"; the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company, are hereinafter called the "Prospectus."


  CHICAGO CHARLOTTE COLOGNE HOUSTON LONDON LOS ANGELES NEW YORK WASHINGTON INDEPENDENT MEXICO CITY CORRESPONDENT: JAUREGUI, NAVARRETE, NADER Y ROJAS
               INDEPENDENT PARIS CORRESPONDENT: LAMBERT & LEE

MAYER, BROWN & PLATT


July 27, 2001
Page 2

         We have examined the Registration Statement, the Pooling and Servicing Agreement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Certificates to an original purchaser that appears under the heading "Federal Income Tax Consequences" in the Prospectus (the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

         In rendering the opinions set forth below, we have relied without independent investigation on the opinion letters of Kirk P. Flores, counsel to the Company, Thomas G. Lehmann, general counsel to the Servicer, and Peabody & Arnold LLP, counsel to the Trustee, copies of which are annexed hereto as Schedules 1, 2, and 3, respectively.

         The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

         On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

         1. The Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Depositor, the Servicer and the Trustee, and the Certificates have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, and the Certificates are legally and validly issued, fully paid and nonassessable, and the holders of such Certificates are entitled to the benefits of such Pooling and Servicing Agreement.

         2. The statements in the Prospectus under the headings "ERISA Considerations" and "Federal Income Tax Consequences" and the statements in the applicable Prospectus Supplement under the headings "Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they describe matters of United States federal income tax law or ERISA or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are accurate in all material respects. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

                                           Very truly yours,

                                           /s/ Mayer, Brown & Platt
                                           MAYER, BROWN & PLATT

                                 SCHEDULE 1
                                 ----------



ABN AMRO                                        Kirk P. Flores
                                                Senior Vice President
                                                Associate General Counsel

                                                ABN AMRO North America, Inc.
                                                135 South LaSalle Street
                                                Chicago, Illinois 60674-9135
                                                (312) 904-2014


July 27, 2001



Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois  60603-3441

Re:     ABN AMRO Mortgage Corporation, Depositor, Multi-Class
        Mortgage Pass-Through Certificates, Series 2001-4

Ladies and Gentlemen:

I am Assistant General Counsel of ABN AMRO North America, Inc., an affiliate of ABN AMRO Mortgage Corporation (the "Company"), and as such, I am familiar with the action taken by the Company in connection with (i) that certain Underwriting Agreement (the "Underwriting Agreement") dated as of July 26, 2001 by and among the Company, ABN AMRO North America, Inc. ("AANA"), Credit Suisse First Boston Corporation ("CSFB") and ABN AMRO Incorporated ("AAI"), (ii) that certain Terms Agreement (the "Terms Agreement") dated as of July 26, 2001 by and among the Company, AANA, CSFB and AAI, (iii) that certain Purchase Agreement (the "Purchase Agreement") dated as of July 27, 2001 by and among the Company, AANA and CSFB, and (iv) the other documents referred to below. Terms used herein without definition shall have the meanings given such terms in the Underwriting Agreement or the Purchase Agreement, as the context requires.

My involvement in the above-referenced transaction has been for the limited purpose of rendering the opinions set forth herein. I have assumed that the parties to documents requiring execution and delivery, other than the Company, have the power to enter into and perform all of their respective obligations thereunder, and I have also assumed the due authorization by, and the due execution and delivery of, such documents by each such party. When used in this opinion, the term "to my knowledge" means that I have not made any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any

Mayer, Brown & Platt
July 27, 2001
Page 2

court files or indices) with respect to the statements qualified thereby, but I have no actual knowledge of any facts or circumstances that would make such statements inaccurate, incomplete or untrue.

Based upon the foregoing and my examination of such other matters of fact and law as I deem appropriate to the opinions expressed herein, I am of the opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The execution and delivery by the Company of the Underwriting Agreement, the Terms Agreement, the Purchase Agreement and applicable Pooling and Servicing Agreement and the signing of the Registration Statement (as defined in the Underwriting Agreement) by the Company are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company, and the Underwriting Agreement, the Terms Agreement, the Purchase Agreement and the applicable Pooling and Servicing Agreement have been duly executed and delivered by the Company and each is a valid and binding obligation of the Company.

3. To my knowledge, neither the issue and sale of the Certificates (as defined in the Underwriting Agreement) or the Purchased Certificates (as defined in the Purchase Agreement) nor the consummation of the transactions contemplated herein or therein nor the fulfillment of the terms hereof or thereof will conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, or other instrument to which the Company is a party or by which it may be bound of which I am aware, other than the lien or liens created by the applicable Pooling and Servicing Agreement, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any federal banking statute, rule or regulation to which the Company is subject or by which it is bound or any writ, injunction or decree of any court, governmental authority or regulatory body to which it is subject or by which it is bound of which I am aware.

4. To my knowledge, other than as may be set forth or contemplated in the Prospectus, there is no action, suit or proceeding of which I am aware before or by any court or governmental agency or body, domestic or foreign, now pending or, to the best of my knowledge, threatened against the Company which might result in any material adverse change in the financial condition, earnings, affairs or business of the Company, or which might materially and adversely affect the properties or assets thereof or might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Certificates, the Purchased Certificates, the Underwriting Agreement, the Purchase

Mayer, Brown & Platt
July 27, 2001
Page 3


Agreement or the Pooling and Servicing Agreement, or which is required to be disclosed in the Registration Statement (as defined in the Underwriting Agreement).

I am a member of the bar of the State of Illinois and, with the exception of the opinions expressed in paragraph 1 (as to which I have relied on certificates issued by the Secretary of State of Delaware), do not express any opinion with respect to the laws of any jurisdiction other than the State of Illinois and the Federal Law of the United States of America. Nothing herein expresses any opinion with respect to state and federal securities laws, including the Securities Act of 1933 or the Illinois Securities Law of 1953.

You are hereby authorized to furnish copies of this opinion to Credit Suisse First Boston Corporation and ABN AMRO Incorporated, which shall be entitled to rely on said opinion as if the same were addressed to them. This opinion is solely for your benefit and that of Credit Suisse First Boston Corporation and ABN AMRO Incorporated, and may not be relied upon, nor may copies be delivered to, any other person without the written consent of the undersigned.

Sincerely,


/s/ Kirk P. Flores
Kirk P. Flores

KPF:mc

                                 SCHEDULE 2

                Washington Mutual Mortgage Securities Corp.
                          1201 Third Avenue, WMT17
                         Seattle, Washington 98101
                           Attn: Legal Department


July 27, 2001
ABN AMRO Mortgage Corporation
135 S. LaSalle Street, Suite 925
Chicago, Illinois  60603


RE:  AMAC Multi-Class Mortgage Pass-Through Certificates Series 2001-4


Ladies and Gentlemen:

         I am General Counsel of Washington Mutual Mortgage Securities Corp., a Delaware corporation (the "Company"), and submit this opinion to ABN AMRO Mortgage Corporation ("AAMC") in connection with (i) that certain Mortgage Loan Purchase Agreement (the "Purchase Agreement"), dated as of July 27, 2001, by and among ABN AMRO Mortgage Corporation, as Purchaser, and the Company, as Seller, and (ii) that certain Pooling and Servicing Agreement (the "Pooling Agreement" and, together with the Purchase Agreement, the "Agreements"), dated as of July 1, 2001, between the Company, as Servicer, State Street Bank and Trust Company, as Trustee, and AAMC, as Depositor, in connection with the above referenced issue of securities. Each of the defined terms used, but not otherwise defined herein, shall have the meaning set forth in the Purchase Agreement.

         In connection with rendering this opinion letter, I have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

              (a)      the Purchase  Agreement;

              (b)      the Pooling Agreement;

              (c) the Company's Certificate of Incorporation and By-laws, as amended to date; and

              (d) resolutions adopted by the Board of Directors of the Company with reference to pooling and servicing agreements (the "Board Resolutions").

         As to various questions of fact material to this opinion, I have relied upon the representations made in the Agreements and upon one or more certificates of the one or more officers of the Company. I have not independently verified any factual matters in connection with or apart from my review of the documents referred above and, accordingly, I do not express any opinion as to matters that might have been brought to my attention by independent verification.

         In making such examination and rendering the opinions set forth below, I have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to me as originals; (iii) the conformity to originals of all documents submitted to me as certified, telecopied, photostated or reproduced copies and the authenticity of all originals of such documents;
(iv) the accuracy, completeness and authenticity of certificates of public officials; and (v) the due authorization, execution and delivery of all documents (except for due authorization, execution and delivery by the Company of each of the Pooling Agreement and the Purchase Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. I have also assumed (except with respect to the Company) that each party to each of the Purchase Agreement and the Pooling Agreement has all requisite power and authority to execute and perform its obligations under the Purchase Agreement and the Pooling Agreement and all such actions have been duly and validly authorized by all necessary proceedings on its part.

         On the basis of the foregoing and in reliance thereon, having regard for legal considerations which I deem relevant, and subject to the qualifications and reservations stated herein, I am of the opinion that:

              (1) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

              (2) The Company has full corporate power and authority to execute and deliver each of the Agreements.

              (3) Each of the Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

              (4) Neither the execution, delivery nor performance of the Agreements will result in a material breach or violation of the Company's certificate of incorporation or by-laws nor, to the best of my knowledge, any of the terms or provisions of, nor constitute a default under, any material indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company is a party or by which it is bound.

               (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution and delivery of the Agreements by the Company, the consummation by the Company of the transactions contemplated in the Agreements and the performance of the Company's obligations under the Agreements.

              (6) There are no legal or governmental actions, investigations or proceedings pending to which the Company is a party, or, to the best of my knowledge, threatened against the Company, (A) asserting the invalidity of either Agreement or (B) which might materially and adversely affect the performance by the Company of its obligations under, or the validity, or enforceability of, either Agreement. For purposes of the foregoing, I do not regard any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the Company a present intention to initiate such proceedings.

         I express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Illinois and Federal laws of the United States of America. I am not licensed to practice law in, and do not hold myself out as an expert in, the laws of the State of New York and have not conducted any research into the laws of the State of New York for the purposes of rendering the opinions set forth herein regarding the Agreements. I have, however, assumed that under New York law the interpretation and effect of the various corporate records examined by me would be the same as under the laws of the State of Illinois.

         The opinions set forth in this letter are rendered and effective only as of the date hereof. They are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted to apply to the transactions and matters addressed herein, and I can give no assurances that these opinions would not be different after any change in any of the foregoing occurring after the date hereof. No expansion of my opinion may be made by implication or otherwise, and I express no opinion other than as herein expressly set forth. I do not undertake to advise you of any matter within the scope of this letter that comes to my attention after the date of this letter, and I disclaim any responsibility to advise you of future changes in law or fact that may affect the above opinions. This opinion may only be relied upon by you in connection with the transactions contemplated under the Agreements and may not be used or relied upon by you for any other purpose or by any other person for any purpose whatsoever without in each instance my prior written consent.

Sincerely,
WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.



/s/ Thomas G. Lehmann
---------------------
Thomas G. Lehmann
General Counsel

                                 SCHEDULE 3

                            PEABODY & ARNOLD LLP


                                                                July 27, 2001

State Street Bank and Trust Company           Moody's Investors Service, Inc.
225 Franklin Street                           99 Church Street
Boston, Massachusetts 02110                   New York, New York 10007

Washington Mutual Mortgage Securities Corp.   Fitch, Inc.
1201 Third Avenue, WMT 1706                   One State Street Plaza, 30th Floor
Seattle, Washington 98101                     New York, New York 10004

Credit Suisse First Boston Corporation        ABN AMRO Mortgage Corporation
Eleven Madison Avenue                         135 South LaSalle Street
New York, New York 10010                      Chicago, Illinois 60603

ABN AMRO Incorporated
135 South LaSalle Street
Chicago, Illinois 60603


Re: ABN AMRO Mortgage Corporation Mortgage Pass-Through Certificates, Series 2001-4

Ladies and Gentlemen:

         We have acted as counsel to State Street Bank and Trust Company ("State Street") in connection with its agreement to serve as Trustee (in such capacity, the "Trustee") under a Pooling and Servicing Agreement dated as of July 1, 2001 (the "Pooling Agreement") between it, as trustee, ABN AMRO Mortgage Corporation, as depositor (the "Depositor"), and Washington Mutual Mortgage Securities Corp., as servicer (the "Servicer"), relating to the issuance on the Closing Date of the Depositor's Mortgage Pass-Through Certificates, Series 2001-4 (the "Certificates"), and in connection with the Trustee's execution, authentication and delivery of the Certificates on the date hereof at the direction of the Depositor. As such counsel, we have been requested to render our opinion as to the matters set forth below.

         All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Pooling Agreement.

         In connection with the opinions expressed below, we have reviewed the Pooling Agreement, the Articles of Organization and By-laws of State Street, each as amended, a form of the Certificates issued on the date hereof and such other documents and matters as we have deemed necessary to render the opinions set forth herein.

State Street Bank and Trust Company, et. al
July 27, 2001
Page 2


         In such examination we have assumed, and have not independently verified, the genuineness of all signatures other than State Street's, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed due compliance with the terms of the Agreements in all respects by each of the parties thereto, and the valid existence, power and authority of, and due authorization by, each party other than State Street to enter into, and perform its obligations under, the Agreements.

         As to factual matters, we have relied exclusively upon the representations and warranties contained in the documents to which this opinion relates and contained in the other documents and agreements executed or delivered in connection with the closing this day of the transactions contemplated by the Agreements (the "Closing"). We have conducted no independent investigation of any factual matters germane to this opinion. Whenever we state that a matter is to our "knowledge" or to the "best of our knowledge," we mean only to the actual knowledge of the attorney or attorneys involved in the preparation of this opinion, without independent investigation or inquiry of any kind except as expressly stated herein.

         In particular, we have undertaken no independent factual investigation or examination of any court dockets or the records of any court, regulatory or governmental body, or any corporate books or records of State Street, as to matters such as pending litigation, outstanding judicial or other governmental orders or decrees, or contracts or agreements to which State Street is a party or by which it or its properties may be bound (except for any such matters as may have been specifically referred to us and as to which the attorney or attorneys working on this opinion have actual knowledge).

         Upon the basis of and subject to the foregoing, we are of the opinion that:

     1. State Street is a Massachusetts trust company, duly incorporated, validly existing and in corporate good standing under the laws of The Commonwealth of Massachusetts, with corporate power and authority to own or hold its properties and conduct its business as presently conducted by it, and to enter into, execute and deliver, and to perform its obligations under the terms of the Pooling Agreement.

     2. The execution and delivery of the Pooling Agreement has been duly authorized by all necessary action on the part of State Street, and has been duly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, receivership, moratorium and other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

State Street Bank and Trust Company, et. al
July 27, 2001
Page 3


     3. No consent, approval, authorization or order of, or filing or registration with, any Massachusetts or federal court or governmental agency or authority is required on the part of State Street for the execution and delivery by it as Trustee of the Pooling Agreement, or for the consummation, performance or observance by it as Trustee of the obligations on its part to be performed or observed under the Pooling Agreement (provided, however, that we express no opinion as to any requirements of or compliance with any state or federal securities laws that may be applicable).

     4. Neither the execution and delivery of the Pooling Agreement, nor the consummation of the transactions contemplated therein to be performed or observed by State Street as Trustee, conflict with or constitute a breach of or default under (i) the provisions of any applicable Massachusetts or federal law or governmental rule or regulation, (ii) to the best of our knowledge, any judicial or governmental judgment, decree, injunction or order binding on State Street or its properties that would materially and adversely affect its ability to perform its obligations under the Pooling Agreement, (iii) the corporate charter documents or by-laws of State Street, or (iv) to the best of our knowledge, the terms of any material agreement or instrument to which State Street is a party or by which it is bound.

     5. To the best of our knowledge, there are no actions, suits or proceedings pending or threatened against State Street that, either in one instance or in the aggregate, would draw into question the validity of the Pooling Agreement, or which would be likely to impair materially the ability of State Street to perform its obligations under the terms of the Pooling Agreement.

     6. The Certificates have been executed, authenticated and delivered by a duly authorized officer of the Trustee in accordance with the Pooling Agreement.

         We are members of the Bar of The Commonwealth of Massachusetts, and we do not hold ourselves out as being experts of the law of any other jurisdiction. The opinions set forth above are limited to the laws of said Commonwealth in effect as of the date hereof, to the extent stated hereinabove the federal laws of the United States of America in effect as of the date hereof, and to the extent applicable the laws of the State of New York which we have assumed for the purpose of this letter, with your permission, to be identical in all relevant and material respects to the laws of Massachusetts. Nothing herein shall constitute an opinion as to choice of laws, and we have assumed for the purpose of this letter the applicability of Massachusetts law or New York law to the matters addressed herein. In that regard we point out that the Agreements provide that they shall be construed in accordance with the laws of the State of New York. In addition, we bring to your attention that the laws of the various states (which may include states in which Mortgaged Properties are located) affect and may limit the power of foreign trustees to act within their boundaries and such laws, as to which we do not express any opinion, would be

State Street Bank and Trust Company, et. al
July 27, 2001
Page 4

applicable to State Street acting as Trustee. We note, however, that provision has been made in the Pooling Agreement for the appointment of a co-trustee to act in any jurisdiction in which State Street is not qualified or authorized to act.

         Except as otherwise expressly provided herein, this opinion is delivered to you solely for your benefit in connection with the execution and delivery of the Pooling Agreement and the authentication and delivery of the Certificates on the date hereof, and it is not to be used, circulated or quoted or otherwise referred to for any other purpose, or to or by any other person, without our express written consent.

                                             Very truly yours,

                                             /s/ Peabody & Arnold LLP